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                                                                      EXHIBIT 99
                                     PROXY

                               AMERICONNECT, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 7, 1996


The undersigned hereby appoints Robert R. Kaemmer and Janet M. Flynn, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock and/or Class A Common Stock of AmeriConnect, Inc. ("AmeriConnect"), which the undersigned may be entitled to vote at the Special Meeting of Stockholders of AmeriConnect to be held at the Marriott Hotel, 10800 Metcalf Avenue, Overland Park, Kansas 66210 on Monday, October 7, 1996 at 9:00 a.m., and at any and all continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of any and all matters which may come before said meeting and in accordance with the following instructions, for the following purposes:

The approval and adoption of an Amended and Restated Agreement and Plan of Merger, dated June 14, 1996, among Phoenix Network, Inc., Phoenix Merger Corp. and AmeriConnect, Inc.


       [ ]     FOR                   [ ]     AGAINST          [ ]      ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus, dated September 6, 1996.


Dated:                    , 1996
      --------------------                 ------------------------------------
                                              Signature of Stockholders (L.S.)
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Please date and sign exactly as name or names appear hereon.  If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS PREPAID IF MAILED IN THE UNITED STATES.